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                                                                    EXHIBIT 10.5


$150,000.00                                               Minneapolis, Minnesota
                                                                    May 21, 1999


                            SHORT-TERM REVOLVING NOTE

     FOR VALUE RECEIVED, each of the undersigned, hereby jointly and severally promises to pay to the order of BNC NATIONAL BANK (the "BANK") in the lawful money of the United States at its offices at 200 Metropolitan Centre, 333 South Seventh Street, Minneapolis, MN 55402, or at such other place as the Bank may from time-to-time designate:

     (i) the principal sum of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars, or such other principal amount as may be owing to Bank for the repayment of loans made pursuant to the Short-Term Revolving Credit Commitment as set forth in that certain Loan Agreement dated of even date herewith, between Bank and the undersigned as the same may be amended from time to time (the "LOAN AGREEMENT"), which sum shall be due and payable in full on May 15, 2000; plus

     (ii) interest on the unpaid principal amount of this Note from time-to-time outstanding payable in arrears at a rate of interest equal to the Reference Rate (as defined in the Loan Agreement) plus three-quarters percent (3/4 %) per annum (calculated on the basis of the number of days actually elapsed in a 360-day year) on the last day of each calendar month commencing with the first month following the date hereof. Following the occurrence of an Event of Default as defined in the Loan Agreement, the principal indebtedness shall bear interest at a floating rate of two percent (2%) per annum greater than the otherwise applicable rate.

     This Note is the "Short-Term Revolving Note" referred to in the Loan Agreement and is subject to all of the agreements, terms and conditions therein contained which are incorporated herein by reference. In no event shall interest hereunder be in excess of the maximum interest rate permitted by law.

     This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws of such state.

     Each of the undersigned and all guarantors expressly waive any presentment, demand, protest, notice of protest, and notice of dishonor.

                                         CONCORDE CRIPPLE CREEK, INC.,
                                         a Colorado corporation

                                         By  /s/ Jerry L. Baum
                                           -------------------------------------
                                         Its President


Witness:
        /s/ George J. Nelson
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